UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2007

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                                 On February 5, 2007, the Compensation Committee of the Board of Directors of DexCom, Inc. (the “Company”) approved salaries and bonus plans for fiscal 2007 for the Company’s chief executive officer, chief financial officer and its other named executive officers (together, the “Named Executive Officers”).

Salaries

At the request of Andrew P. Rasdal, the Company’s President and Chief Executive Officer, the Compensation Committee reduced Mr. Rasdal’s annual base salary to $300,000 for fiscal 2007.  The annual base salaries for fiscal 2007 for Steven J. Kemper, Chief Financial Officer, Andrew K. Balo, Vice President of Clinical and Regulatory Affairs, and Mark Brister, Vice President, Advanced Development Team, will be increased to $230,000, $235,000 and $240,000, respectively.

2007 Bonus Plan

The Compensation Committee also approved a bonus plan for fiscal 2007 (the “2007 Plan”), under which all of the Company’s employees, including the Named Executive Officers, are eligible for cash bonus awards if the Company attains specified targeted performance goals.

The amount of any bonuses awarded under the 2007 Plan will be predicated on achieving targeted revenue and operating income goals. Generally speaking, 60% of any bonuses paid under the 2007 Plan are based on achieving certain revenue goals and 40% are based on achieving certain operating income goals.  Under the 2007 Plan, no bonus is paid unless the Company meets a specified minimum revenue target for fiscal 2007.  Upon achievement of this minimum revenue target (the “Minimum Target”), Company employees, including the Named Executive Officers, will receive a threshold award of 12% of their individual base salary. Upon achievement of 100% of the Company’s revenue target and 100% of the Company’s operating income target (the “100% Target”), Company employees, including the Named Executive Officers, will receive a bonus award of 25% of their individual base salary.  Bonus amounts will also be paid for achieving revenue and operating income goals between the Minimum Target and the 100% Target.  If the Company exceeds its 100% revenue and operating income targets, Company employees, including the Named Executive Officers, will receive bonuses at various stepped up amounts up to a maximum of 35% (the “Maximum Amount”) of their individual base salaries.

Chief Executive Officer Bonus Plans

The Compensation Committee approved a bonus plan for fiscal 2007 (the “CEO Plan”) under which Mr. Rasdal is eligible for a cash bonus award in addition to any bonus he may receive under the 2007 Plan. The CEO Plan contains the same targeted revenue and operating income goals as the 2007 Plan, including the same Minimum Target and 100% Target.  Upon achievement of the Minimum Target, Mr. Rasdal will receive a bonus award of $48,000.  Upon achievement of the 100% Target, Mr. Rasdal will receive a bonus award of $100,000.  If the Company exceeds its 100% revenue and operating income targets, Mr. Rasdal could receive a bonus of up to a maximum of $140,000.

In addition to any bonuses paid to Mr. Rasdal under the 2007 Plan and the CEO Plan, Mr. Rasdal is eligible to receive a bonus of up to $100,000 more at the discretion of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven J. Kemper
Steven J. Kemper
Chief Financial Officer

Date:  February 8, 2007